                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

      This Employment and Non-Competition Agreement (the "Agreement") is made as of August 30, 1999, by and between MANHATTAN SCIENTIFICS, INC., a Delaware Corporation ("Employer"), and Robert E. Hermes, Ph.D., an adult resident of New Mexico ("Employee").

                                   Background

      A. Employer is in the business of scientific research and development, and bringing to market, of various technologies (the "Technologies") including, without limitation, holographic data storage and retrieval technologies ("Holographics"), micro and mid-range fuel cell technologies ("Fuel Cells"), and nanoporous polymer filtration technologies ("Polymerics"), and Employer holds certain key intellectual property rights in and to the Technologies.

      B. Employee has specialized knowledge in the area of the Technologies (including without limitation in Holographics and Polymerics), and Employer wishes to engage the services of Employee to assist in the further research, development, intellectual property protection, and bringing to market of the Technologies.

      C. Employee will hold a position of trust and confidence and will be entrusted by Employer and its corporate subsidiaries, contractors, affiliated individuals and business entities, including without limitation HoloStor, Inc., f/k/a Tamarack Storage Devices, Inc. (collectively, the "Affiliates"), with confidential and proprietary knowledge of their research and development including, without limitation, the working of its products, the marketing and sale of new and existing products, technical matters relating to Employer's intellectual property, and the like.

      D. Employer and Employee desire to set forth the terms and conditions of Employee's employment with Employer.

                                    Agreement

      In consideration of the foregoing background, and of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration (receipt of which is acknowledged), including without limitation the employment of Employee by Employer, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1.1 Employment. Employer hereby employs Employee to serve Employer and the Affiliates, and Employee hereby accepts such employment and agrees to perform Employee's duties and responsibilities hereunder in accordance with the terms and conditions of this Agreement. It is understood that in order to accept this employment, Employee is taking entrepreneurial leave from his current employer, the Los Alamos National Laboratory at Los Alamos, New Mexico, through the University of California ("UC") and the United States Department of Energy ("DOE," and together with UC and the Los Alamos National Laboratory at Los Alamos, "LANL").

      1.2 Employment Term. (a) Unless sooner terminated in accordance with
Section IV of this Agreement, the employment period under this Agreement shall be for one (1) year commencing on September 1, 1999 and terminating on August 31, 2000 (the "Employment Period").

            (b) The Employment Period shall automatically renew and be extended for additional one (1) year terms commencing on September 1, 2000 and September 1, 2001, respectively, unless either party shall have first provided written notice to the other of its intention to opt out of renewal no fewer than sixty
(60) days prior to either September 1, 2000 or September 1, 2001, as appropriate.

      1.3 Duties and Responsibilities. During the Employment Period, Employee shall serve as Senior Staff Scientist (or such other title to which the parties may agree), and Employee shall perform all duties and accept all responsibilities incident to such position or which may be consistent with such position and which are delegated to Employee by Employer or its designees. Such responsibilities include, without limitation, (i) working diligently to achieve Employer's goals with respect to the Technologies, and particularly with respect to Holographics and Polymerics, in accordance with Employer's timetables for the achievement of such goals; (ii) conducting and coordinating scientific research and development in connection with the Technologies, and particularly with respect to Holographics and Polymerics; (iii) working to create a stable and reliable holographic data storage medium that will enable Employer's Holographics devices to function as intended; (iv) working to bring to market as rapidly as possible Employer's Holographics and Polymerics devices and other devices employing the Technologies; (v) attending meetings as reasonably required by Employer with the Affiliates, potential strategic partners of Employer and the Affiliates, investors, and other parties; and (vi) participating in press conferences, interviews, or other media events as reasonably requested by Employer (collectively, the "Services"). The scientific research and development aspect of the Services shall be performed at Employer's Los Alamos, New Mexico facility or such other location(s) reasonably requested by Employer. Other aspects of the Services shall be performed at times and locations that are reasonable in light of the services being performed.

      1.4 Extent of Service. During the Employment Period, Employee shall use his best efforts and shall devote his whole business time, attention, and energy to such business of Employer and to the performance of Employee's Services and the discharge of Employee's duties and responsibilities under this Agreement. Employee further agrees not to work on either a part-time or independent contractual basis for any other business or enterprise during the Employment Period without the prior written approval of Employer.

II.   Compensation

      2.1 Base Salary. As compensation for Employee's services hereunder and for Employee entering into the Non-Competition and other restrictive covenants as part of this Agreement, Employer shall pay to Employee a base salary ("Base Salary") at the annual rate of $90,000.00, less withholding as required by law or agreed to by Employee, payable in 26 bi-weekly installments per annum. Such salary may (but shall not be required to) be increased from time to time during the Employment Period in the sole discretion of Employer, but at no time during the Employment Period shall Employee have the right to receive or continue to receive any such increase in compensation. Any such increase in compensation shall not be deemed to be an amendment to this Agreement and may be discontinued at any time for any reason whatsoever in Employer's sole discretion.

      2.2 Additional Cash Compensation

            (a) For the Employment Period and any renewals/extensions thereof, Employer shall pay Employee cash compensation together with and in addition to the Base Salary at the annual rate of $6,000.00, less withholding as required by law or agreed to by Employee. This additional cash compensation is being made to reimburse Employee for payroll expenses for Social Security and Medicare that he would not have incurred if he had not taken entrepreneurial leave from LANL.

            (b) For the Employment Period and only the first renewal/extension thereof (if any), Employer shall pay Employee cash compensation together with and in addition to the Base Salary at the annual rate of $19,000.00, less withholding as required by law or agreed to by Employee (the "Retirement Reimbursement"). The Retirement Reimbursement is being made to reimburse Employee for the cost of contributions he will make toward his retirement account with LANL.

            (c) For the Employment Period only (and no renewals or extensions thereof), Employer shall pay Employee cash compensation together with and in addition to the Base Salary at the annual rate of $2,500.00, less withholding as required by law or agreed to by Employee (the "Disability Reimbursement"). The Disability Reimbursement is being made to reimburse Employee toward the cost of disability insurance coverage.

      2.3 Benefits. Employee shall be entitled to the following benefits:

(i) six (6) week's paid vacation per contract year, to be scheduled in consultation with Employer;

(ii) eligibility to participate in Employer's health care plan commencing on September 1, 2000, provided that Employer has implemented a health care plan at such time; and

(iii) paid holidays coinciding with official United States legal holidays.

      2.4 Reimbursement of Expenses. Employer shall reimburse Employee for all reasonable ordinary and necessary out-of-pocket business expenses actually incurred by Employee in connection with the discharge of Employee's duties and responsibilities hereunder during the Employment Period in accordance with Employer's expense approval and reimbursement policies and procedures then in effect and upon presentation to Employer of an itemized account and written proof of such expenses in the form of bona fide original receipts. Employee shall not incur expenses without Employer's prior knowledge and consent.

      2.5 Stock Options. Employee shall receive 500,000 options to purchase Employer's publicly traded common stock, subject to the following terms and conditions (the "Options"):

(a) The strike price of the Options will be forty cents (.40) per share, and may, at Employer's option, be of the "cashless" variety;

(b)   The Options will have a life of 10 years from the time that they vest;

(c) The Options will be issued on or before December 1, 1999, provided that Employee is still employed by Employer at such time.

(d) 100,000 of the Options will vest on August 31, 2000, provided that Employee is still employed by Employer at such time;

(e) 100,000 of the Options will vest on August 31, 2001, provided that Employee is still employed by Employer at such time; and

(f) 100,000 of the Options will vest on August 31, 2002, provided that Employee is still employed by Employer at such time;

(g) 200,000 of the options will vest at the discretion of the Board of Directors of Employer.

      Employee acknowledges that any Options that do not vest will have no value.

III.  Confidentiality and Intellectual Property

      3.1 Employee shall not at any time copy, use, disclose or authorize anyone else to copy, use or disclose, any Confidential Information of Employer or the Affiliates. Confidential Information includes, but is not limited to, memoranda, notes, documents or records, whether or not marked confidential, progress reports, milestone reports, or other material considered by Employer and/or the Affiliates to be of a proprietary, sensitive and/or confidential nature; names, addresses and practices of Employer's or the Affiliates' customers, business contacts, suppliers, manufacturers, investors, and the like; customer service requirements; management practices and personnel data; selling processes; pricing policies and lists; sources of supply; electronic information formats; computer software, data bases, and electronic files; business plans; financial policies, non-public information, and the like.

      3.2 Employee shall not use (or permit others to use) for personal purposes any property of Employer or the Affiliates, including but not limited to, materials containing Confidential Information. Further, Employee shall not make copies of, resell or transfer any software or other intellectual property owned or licensed by Employer. On termination of employment, Employee will deliver to Employer all property belonging to Employer, and will not retain any copies or reproductions of any documents containing Confidential Information or relating in any way to the business of Employer.

      3.3 Subject to paragraph 6.8, it is understood and agreed that any and all intellectual property, inventions, discoveries, developments, know-how, innovations or the like created or developed by Employee pursuant to this agreement shall be works for hire, shall be the sole and exclusive property of Employer and/or the Affiliates, as appropriate, and that Employee shall retain no rights thereto. Employee shall turn over to Employer all information, notes, files, documents, data and the like pertaining to such intellectual property, inventions, discoveries, developments, know-how, innovations and the like, and shall not maintain copies on home computers or similar devices without Employer's prior written consent. Employee will disclose and assign to Employer any and all material of a proprietary nature, particularly including, but not limited to, material subject to protection as trade secrets or as patentable or copyrightable ideas, inventions and/or innovations which Employee may conceive, invent, discover or create during the course of Employee's employment. Upon Employer's request, either during or at any time after the termination of Employee's employment with Employer, and without further compensation, Employee will execute and deliver all papers, including applications for patents, copyrights, trademarks, and service marks and do such other acts as may be necessary for Employer to obtain and maintain its proprietary rights in such proprietary material in any and all countries and to vest title thereto in Employer. Employee hereby appoints Marvin Maslow, Jack Harrod and Scott L. Bach, Esq. as attorneys-in-fact for the sole and limited purpose of executing legal instruments in Employee's name that are reasonably necessary for the assignment, transfer and protection of intellectual property in the name of Employer or the Affiliates, as appropriate.

      3.4 The provisions of this section shall survive termination of the Employment Period and any extensions or renewals thereof.

      3.5 Employee acknowledges that a violation of this section would cause Employer irreparable harm. Consequently, in addition to all other remedies to which Employer is entitled, Employer may enjoin Employee from disclosing or using Confidential Information in violation of this section.

IV.   Termination

      4.1 Termination of Employee. Notwithstanding any other provision of this Agreement, Employer may terminate Employee's employment hereunder without notice for any reason whatsoever or for no reason at any time during the Employment Period. The employment hereunder is "at-will." The effect of termination is set forth in paragraph 4.4 of this agreement.

      4.2 Employee's Resignation. Employee may terminate his employment under this Agreement at any time during the Employment Period by providing Employer with sixty (60) days prior written notice of such termination ("Employee's Resignation").

      4.3 Termination by Mutual Agreement. The parties may agree in writing at any time to mutual termination of this agreement ("Mutual Termination").

      4.4 Effect of Termination.

            (a) If Employee is terminated "for cause" (hereinafter defined) or if Employee's employment is terminated as a result of Employee's resignation, or through Mutual Termination, then Employer shall not be required to make any further payments (or to provide any further Compensation except as required by employment law) to Employee, and Employer shall have no further liability to Employee hereunder whatsoever except to pay to Employee any unpaid Base Salary and accrued vacation pay to the date of Employee's termination, and to honor any Options that have been issued and have vested as of the date of termination.

            (b) If Employee is terminated "without cause," Employer's only responsibility and obligation to Employee shall be to (i) pay to Employee Employee's Base Salary for the reminder of the then-current Employment Period or until he is re-employed by LANL or any other entity, whichever shall first occur; and (ii) honor any Options that have been issued and have vested as of the date of termination.

            (c) For purposes of this Agreement, the term "for cause" shall mean dishonesty, disloyalty to Employer and/or to the Affiliates, conviction of a felony or other crime involving moral turpitude, misappropriation of funds of Employer or the Affiliates, insubordination or incitement of others to insubordination, violation of Employer's substance abuse policy, willful misconduct, negligence or incompetence in the performance of Employee's duties and responsibilities hereunder, Employee's failure to timely achieve objectives reasonably established by Employer as a result of Employee's failure to use best efforts, the death of Employee, the inability of Employee to perform substantially Employee's duties, by reason of illness or any other incapacity or disability, for a period of one (1) month or more, a material breach or habitual breach of Employer's company policies, or any other action on the part of the Employee that is damaging or detrimental and is significant to Employer or any member of Employer or to its Affiliates.

            (d) For purposes of this Agreement, the term "without cause" shall mean any other reason other than "for cause."

      4.5 Continuing Covenant. Regardless of whether Employee's employment is hereunder terminated "for cause," "without cause," by Employee's resignation, or by expiration of the Employment Period or any extensions thereof, Employee shall remain subject to and bound by the Non-Competition, Confidentiality, Intellectual Property and other restrictive covenants set forth in this Agreement.

V.    Non-Competition and Other Restrictive Covenants

      5.1 Non-Competition; Non-Solicitation. So long as Employee is employed by Employer and for a period of three (3) years after the termination of Employee's employment for any reason whatsoever, Employee shall not, directly or indirectly (either as principal, agent, employee, employer, consultant, controlling stockholder, co-partner or in any other individual or representative capacity whatsoever), (A) engage in or carry on research and development activities the same or similar to the Services in competition with the business and objectives of Employer and/or the Affiliates, (B) solicit the business of any of Employer's or Affiliates' customers or business contacts with respect to the Services performed by Employee, or request that any customers or business contacts of Employer and/or the Affiliates curtail or cancel their business with Employer or the Affiliates; (C) induce, or attempt to influence, any employee, contractor, or advisor of Employer and/or the Affiliates to terminate his or her relationship with Employer and/or the Affiliates, or to enter into any employment or other business relationship with any other person (including without limitation Employee), firm, or corporation, (D) act or conduct himself in any manner which is inimical or contrary to the best interest of Employer and/or the Affiliates, or (E) disclose to any person, firm, or corporation any trade, technical or technological secrets, intellectual property, know how, any details of organization or business affairs, names of past or present customers or business contacts of Employer and/or the Affiliates, or any other information relating to the business of Employer and/or the Affiliates.

      Employee recognizes that immediate and irreparable damage will result to Employer and/or the Affiliates if Employee breaches any of the items and conditions of this Section and, accordingly, Employee hereby consents to the entry by any court of competent jurisdiction of any injunction against Employee to restrain any such breach, in addition to any other remedies or claims for money damages which Employer and/or the Affiliates may be entitled to at law or in equity.

      Employee agrees that the foregoing territorial and time limitations and prohibited activities are reasonable and properly required for the adequate protection of Employer's interests. Employee acknowledges that Holographics, Fuel Cells, and Polymerics are new, cutting edge technologies with the potential to revolutionize the respective industries which they impact, that time is of the essence with respect to development, protection and bringing to market of those technologies, and that the foregoing non-competition covenants are necessary in order to protect Employer's and/or the Affiliates' strategic positioning as a front-runner in the development of such technologies, and that in the absence of such covenants, Employer's and/or the Affiliates' strategic positioning would be compromised. In the event the foregoing non-competition or other restrictive covenants are held to be unenforceable by any court of competent jurisdiction, it is agreed and understood that this Section shall be deemed to impose, and construed as imposing, limitations upon Employee's activities to the greatest extent permitted under then applicable law.

      Employee represents and warrants to Employer that Employee's experience and capabilities are such that he can obtain employment in business without breaching the terms and conditions of this Section and that these restrictions (and the enforcement thereof by injunction or otherwise) will not prevent Employee from earning a livelihood. These non-competition and other restrictive covenants shall be separate from and in addition to any other non-competition or other restrictive covenants that may be entered into by Employee and Employer as part of this or any other agreement.

VI.   Miscellaneous

      6.1 Notices. Any notice or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, receipt confirmed, to the party designated to receive such notice, or on the date following the day sent by a nationally recognized overnight courier, charges prepaid, receipt confirmed, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

(1)   Employer at:

      Manhattan Scientifics, Inc.   Bach & Associates
      641 Fifth Avenue, Suite 36F   One Rockefeller Plaza, Suite 210
      New York, New York 10022      New York, New York 10020

      Att: Marvin Maslow            Att: Scott L. Bach, Esq.

(2)   The Employee at:

      1 Kiowa Lane
      White Rock, New Mexico 87544

      6.4 Successors and Assigns. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns.

      6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law principles, as if wholly performed therein. In the event of a dispute, the parties hereby consent to the exclusive jurisdiction of the courts, both federal and state, located within the State of New York, and agree that venue shall be in New York County exclusively, notwithstanding any other provision of law in any jurisdiction in the world.

      6.6 Entire Agreement; Incorporation. This instrument contains the entire agreement of the parties hereto with respect to the subject matter hereof. It may not be changed orally but may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. The "Whereas" clauses at the beginning of this agreement, as well as all exhibits hereto, are hereby incorporated by reference herein and made a part hereof.

      6.7 Other Agreements; Counsel. This Agreement supersedes all prior employee


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

and compensation agreements involving Employee. The parties acknowledge that they have read and understood this agreement in all respects, and that they have had the opportunity to consult with counsel prior to the execution hereof.

      6.8 Rights of LANL/UC/DOE. It is recognized that Employee is on Entrepreneurial Leave from LANL, is still an employee of UC engaged in certain work conducted by UC at the Los Alamos National Laboratory with DOE, and that the UC may have first rights to intellectual properties, patents and inventions arising from Employee's services under this agreement. Whenever any invention or discovery is made, conceived or developed by Employee under this Agreement, Employee shall promptly furnish LANL with information thereon sufficient for the purpose of affording timely resolution of whether the invention or discovery is within the purview of the patent agreement executed by Employee with the University. Employee may not, by contract or otherwise, waive these rights of UC and DOE.

      IN WITNESS WHEREOF, the parties hereto have executed this Employment and Non-Competition Agreement as of the day and year first above written.

EMPLOYER                              EMPLOYEE

MANHATTAN SCIENTIFICS, INC.


By: /s/ Marvin Maslow                 /s/ Robert E. Hermes, Ph.D.
   -------------------------------    --------------------------------
                                          ROBERT E. HERMES, PH.D.

                                      /s/ Robert E. Hermes, Ph.D.

                          AGREEMENT AND PLAN OF MERGER

      In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, DKY, Inc., a New Mexico business corporation (Merging Corporation) and Tamarack Storage Devices, Inc., a Texas business corporation (Surviving Corporation) and Manhattan Scientifics, Inc. ("MSI") a Delaware business corporation owning one hundred percent (100%) of the outstanding shares of the Surviving Corporation, hereby stipulate and agree as follows ("this Agreement"):

SECTION 1. MERGER

    On the Effective Date, the Merging Corporation shall be merged with and into the Surviving Corporation. The separate existence of the Merging Corporation shall cease, and both the Merging and Surviving Corporation shall be a single corporation which shall be the Surviving Corporation. The title to all real estate and other property owned by the Merging Corporation and the Surviving Corporation shall be vested in the Surviving Corporation without reversion or impairment, and without further act or deed. The Surviving Corporation shall assume all liabilities and obligations of the Merging Corporation and the Surviving Corporation as of the Effective Date. Any proceeding pending against the Merging Corporation or the Surviving Corporation may be continued as if the merger did not occur, or the Surviving Corporation may be substituted in the proceeding for the Merging Corporation.

SECTION 2. SHAREHOLDER APPROVAL

      Forthwith upon the full execution of this agreement, the Merging Corporation and the Surviving Corporation shall each submit this agreement to its shareholders for approval in accordance with Business Corporation Act of the states of New Mexico (Merging Corporation) and Texas (Surviving Corporation).

SECTION 3. EFFECTIVE DATE AND CLOSING

      3.1 Effective Date. The merger of the Merging Corporation and the Surviving Corporation shall be effective (Effective Date) upon the filing of the Articles of Merger in accordance with the Business Corporation Act of the states of Texas and New Mexico.

      3.2 Closing. Subject to the satisfaction of the conditions set forth in Sections 10 and 11 of this agreement, the closing of this merger shall take place at such place or at such time as may be agreed upon by the Surviving Corporation and the Merging Corporation. At the time of the closing:

      3.2.1 Filing of Articles of Merger. The Surviving Corporation and the Merging Corporation shall cause the Articles of Merger to be filed.

      3.2.2 Certificates. The Merging Corporation and the Surviving Corporation shall each deliver to the other certified copies of the resolutions of the Board of Directors and Shareholders of the delivering corporation approving the merger.

      3.3 Further Assurances. From time to time after the closing, the parties shall execute and deliver such other documents and take such other actions as may reasonably be required to accomplish the merger.

SECTION 4. SHARES OF STOCK, RESTRICTIONS ON RESALE

      4.1 Exchange of Shares. On the Effective Date the Surviving Corporation shall issue to the shareholders of the Merging Corporation stock certificates representing 72,000 shares of the fully paid and nonassessable common stock (the "Common Stock") of MSI for each one share of the Merging Corporation held by the shareholders.

      4.2 Cancellation of Shares. On the Effective Date, each share of stock of the Merging Corporation that is then issued and outstanding shall, by virtue of the merger and without any action on the part of the Merging Corporation or the Surviving Corporation, be immediately canceled.

      4.3 Continuation of Shares. Each share of stock of the Surviving Corporation that is issued and outstanding as of the Effective Date shall continue to be an issued and outstanding share of the Surviving Corporation notwithstanding the merger.

      4.4 Right of First Refusal; Matching Right. (i) In the event that any shareholder of the Merging Corporation (the "Offeree Shareholder") desires to transfer, sell or otherwise dispose of, or offer to do any of same, in a private transaction, all of the shares of Common Stock now or hereafter beneficially owned by such Offeree Shareholder, the Offeree Shareholder, before making such offer or effecting such transfer, sale or disposition, the Offeree Shareholder shall first give written notice (the "Seller's Notice") to the Surviving Corporation. The Seller's Notice shall state the Offeree Shareholder's desire to make such offer, transfer, sale or disposition of the number of shares of Common Stock proposed to be offered or transferred (the "Offered Shares"), and the proposed per share consideration therefor (the "ROFR Price") and any other material terms and conditions with respect to the proposed transfer, sale or disposition of the Offered Shares.

      Upon receipt of the Seller's Notice, the Surviving Corporation shall have the irrevocable and exclusive option (the "ROFR Option") for thirty (30) days to purchase all of the Offered Shares subject to the Matching Notice at the price and upon the terms set forth therein. The ROFR Option shall be at the ROFR Price and upon such other material terms and conditions as set forth in the Seller's Notice; it being expressly understood and agreed that the Surviving Corporation may, at its discretion, agree to purchase any or all of the Offered Shares in order to effect the ROFR Option.

      In the event that the Surviving Corporation does not elect to purchase all of the Offered Shares specified in the Seller's Notice, the Offeree Shareholder may, within thirty (30) days following the expiration of the ROFR Option, transfer, sell or dispose to a third party those Offered Shares not purchased by the Surviving Corporation on terms and conditions to be negotiated by the Offeree Shareholder and a third party (the "Third Party Offer"); provided, however, that the Offeree Shareholder, before effecting such transfer, sale or other disposition, shall first give written notice (the "Matching Notice") to the Surviving Corporation which Matching Notice shall state the Offeree Shareholder's desire to make such sale, transfer, or disposition of the number of shares of Common Stock proposed to be transferred, sold or disposed of pursuant to the Third Party Offer and any other material terms and conditions with respect to the Third Party Offer.

      Upon receipt of the Matching Notice, the Surviving Corporation shall have the irrevocable and exclusive right for thirty (30) days (the "Matching Right") to purchase all of Offered Shares subject to the Matching Notice; it being expressly understood and agreed that the Surviving Corporation may, at its sole discretion, agree to purchase any or all of the Offered Shares subject to the Matching Notice.

      In the event that the Surviving Corporation does not elect to purchase all of the Offered Shares subject to the Matching Notice, the Offeree Shareholder may, following the expiration of the Surviving Corporation's Matching Right, sell within five (5) business days therefrom the Offer Shares to a third party upon the terms of the Third Party Offer. All shares of Common Stock sold by the Offeree Shareholder to a third party hereunder shall be expressly subject to such third party's agreement to be bound to all of the provisions of this Agreement.

      Notwithstanding any other term or condition in this Section 4.4, nothing in this Section 4.4 shall act to inhibit nor apply to any transfer, assignment, sale, bequest, devise, gift or testamentary disposition of Common Stock by any shareholder of the Merging Corporation to their respective heirs, descendants, children (natural issue or otherwise) or to trusts or other mechanisms set up for the benefit of such persons or such persons' heirs or beneficiaries.

      4.5 The shareholders of the Merging Corporation shall have the unfettered right to sell the shares of Common Stock received hereunder into the public marketplace subject only to (i) any restriction imposed upon such shareholders by any underwriter or other financing source relative to the Surviving Corporation, and (ii) federal and state securities laws.

SECTION 5. CORPORATE INCIDENTS

      5.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation following this merger.

      5.2 Bylaws. The Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation following this merger.

      5.3 Board of Directors and Officers. The Board of Directors of the Surviving Corporation following this merger shall consist of the persons who are members of the Board of Directors of the Surviving Corporation immediately prior to the Effective Date, and they shall hold office until their successors have been elected and qualified. The officers of the Surviving Corporation following this merger shall be the persons who are the officers of the Surviving Corporation immediately prior to the Effective Date, and they shall hold office at the pleasure of the Board of Directors of the Surviving Corporation.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF MERGING CORPORATION

      6.1 Organization. The Merging Corporation is a corporation duly organized and existing in good standing under the laws of the state of New Mexico and has the corporate power to own its properties and to carry on its business as now conducted, and is qualified to do business in no other jurisdiction. No proceeding is pending or threatened involving the Merging Corporation in which it is alleged that the nature of its business makes qualification necessary in any additional jurisdiction.

      6.2 Capitalization. The issued and outstanding stock of the Merging Corporation consists solely of one hundred (100) shares of common stock without par value. All of the issued and outstanding shares of the Merging Corporation are validly issued and outstanding, fully paid and nonassessable. There are no existing options, warrants, calls, preemptive rights (except certain statutory rights not affecting the transactions hereunder), or commitments of any kind relating to the Merging Corporation's authorized and unissued capital stock.

      6.3 Subsidiaries. The Merging Corporation has no subsidiaries.

      6.4 Valid and Binding Agreement. The execution and delivery of this agreement has been approved by the Board of Directors of the Merging Corporation, and this agreement constitutes a valid and binding obligation of the Merging Corporation in accordance with its terms. The execution and delivery of this agreement and the consummation thereof do not and will not violate any provision of any judicial or governmental decree, order, or judgment or conflict with, or result in a breach of, or constitute a default under, the Articles of Incorporation or bylaws of the Merging Corporation, or any material agreement or instrument to which the Merging Corporation is a party or by which it is bound.

      6.5 Newly Formed Company. The Merging Company has been formed solely for the purpose of entering into each of that certain Exclusive Patent Licensing Agreement between the Merging Corporation and Robert G. Hockaday dated January 11, 1998 (the "License Agreement") and this Agreement. Other than the License Agreement and this Agreement, the Merging Corporation (i) has not engaged in any operations whatsoever, (ii) has not entered into any agreements or transactions of any kind with any third parties, and (iii) does not have any assets or liabilities in excess of the transaction costs and filing fees associated with New Mexico State Corporation Commission and filings concerning its formation this Merger and registrations and filings associated with its formation.

      6.6 Undisclosed Liabilities. Except as disclosed in Section 6.5 of this Agreement, the Merging Corporation has no liabilities or obligations, absolute or contingent, including without limitation, liabilities for federal, state, local or foreign taxes.

      6.7 Title to Properties. The Merging Corporation has good and marketable title to all of its properties and assets, real and personal, free and clear of all liens and encumbrances. The Merging Corporation has received no notice of violation of any law, regulation, ordinance, or other requirement relating to its business or operations or its owned or leased real or personal properties.

      6.8 Obligations; Litigation. The Merging Corporation has performed all material obligations required to be performed by it to date, and is not in default under any agreement, lease or other document to which it is a party, or under any law or order of any court or other governmental agency. There are no claims, actions, suits, or proceedings pending or threatened at law or in equity or before or by any federal, state, or other governmental agency with respect to the Merging Corporation. No party with whom the Merging Corporation has an agreement, lease or other arrangement is in default thereunder.

      6.9 Compliance With Laws. The business of the Merging Corporation has been conducted consistent with the material provisions of all applicable laws and regulations of federal, state, and local governments (including, without limitation, any applicable building, zoning, health, safety, or environmental ordinance or regulation). No improper gifts or illegal payments have been made or received on behalf of the Merging Corporation by any of its officers, directors, employees, or agents.

      6.10 Debt. The Merging Corporation has no obligations for the repayment of borrowed money whatsoever.

      6.11 Tax Matters. The Merging Corporation has filed all federal, state, local, and foreign tax returns required to be filed by it and has paid all federal, state, local, and foreign tax required to be paid. All taxes and governmental charges levied or assessed against the property or the business of the Merging Corporation have been paid.

      6.12 Labor Matters. The Merging Corporation is not a party to any collective bargaining agreement, and there is no pension or profit-sharing plan for the Merging Corporation's employees. The Merging Corporation has complied with all laws and regulations which relate to employee civil rights and equal employment opportunities and there are no presently pending or threatened labor problems which do or may in the future adversely affect the business, operations, or financial condition of the Merging Corporation.

      6.13 Completeness of Disclosure. Neither this agreement nor any certificate, exhibit, schedule, or other instrument furnished or to be furnished by the Merging Corporation to the Surviving Corporation pursuant to this Agreement, or in connection with the merger, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein not misleading. There is no fact which materially adversely affects or may, in the future, materially adversely affect the business, operations, or condition (financial or otherwise) of the Merging Corporation which has not been set forth in this agreement or in any Exhibit, certificate, or schedule furnished under this agreement.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF SURVIVING CORPORATION

      7.1 Organization. The Surviving Corporation is a corporation duly organized and existing in good standing under the laws of the state of Texas and has the corporate power to own its properties and to carry on its business as now conducted.

      7.2 Capitalization. All of the issued and outstanding shares of the Surviving Corporation are validly issued and outstanding, fully paid and nonassessable.

      7.3 Shares Issued in Merger. The shares of stock of the Surviving Corporation to be issued to the shareholders of the Merging Corporation in the merger shall be fully paid and nonassessable. However, the issuance of shares by the Surviving Corporation will not be registered under the Securities Act of 1933, as amended (Act), nor the securities law of any state, and the Certificate for the Shares shall bear a legend stating that the shares shall not be offered, sold, pledged, hypothecated, or otherwise transferred or disposed of without registration under the Act and any applicable state securities law or an opinion of counsel or other evidence satisfactory to counsel for the Corporation that an exemption from such registrations is available. The Surviving Corporation is under no obligation to register the shares or to assist shareholders of the Merging Corporation in complying with an exemption from registration.

      7.4 Valid and Binding Agreement. The execution and delivery of this agreement has been approved by the Board of Directors of the Surviving Corporation, and this agreement constitutes a valid and binding obligation of the Surviving Corporation in accordance with its terms. The execution and delivery of this agreement and the consummation thereof do not and will not violate any provision of any judicial or governmental decree, order, or judgement or conflict with, or result in a breach of, or constitute a default under, the Articles of Incorporation or bylaws of the Surviving Corporation, or any material agreement or instrument to which the Surviving Corporation is a party or by which it is bound.

      7.5 Litigation. Except as disclosed in that certain limited offering memorandum of Grand Enterprises, Inc, (the Surviving Corporation's predecessor) dated November 12, 1997, there are no claims, actions, suits, or proceedings pending or threatened at law or in equity or before or by any federal, state, or other governmental agency, which if adversely determined would have an adverse effect on the business, operations, or financial condition of the Surviving Corporation or would prevent or hinder the consummation of the merger.

      7.6 Completeness of Disclosure. Neither this agreement nor any certificate, exhibit, schedule, or other instrument furnished or to be furnished by the Surviving Corporation to the Merging Corporation pursuant to this agreement, or in connection with the merger contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein not misleading. There is no fact which materially adversely affects the business, operations, or condition (financial or otherwise) of the Surviving Corporation which has not been set forth in this agreement or in any exhibit, certificate, or schedule furnished under this agreement.

SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      All representations and warranties of the Merging Corporation and the Surviving Corporation shall be true and complete as of the closing and shall survive the closing.

SECTION 9. CONDUCT OF BUSINESS PENDING CLOSING

Pending the closing of the merger, the Merging Corporation shall not, without the prior written consent of the Surviving Corporation engage in any transactions or agreements, make any changes in its articles of incorporation or bylaws; issue, reclassify, or alter any shares of its outstanding or unissued capital stock; grant options, warrants, or other rights of any kind to purchase, or issuing any shares of their capital stock; purchasing, redeeming, or otherwise acquiring for a consideration any shares of their capital stock; declaring, paying, setting aside, or making any dividends or other distributions or payment in respect to their capital stock.

SECTION 10. CONDITIONS PRECEDENT TO OBLIGATIONS OF MERGING CORPORATION

      The obligation of the Merging Corporation to consummate the merger is, at the option of the Merging Corporation, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

      10.1 Representations and Performance. The representations and warranties made under this agreement by the Surviving Corporation shall be true and correct in all material respects at the time of the closing, and the Surviving Corporation shall have performed and complied with all agreements, covenants, and conditions required of the Surviving Corporation by the closing under the terms of this agreement.

      10.2 Adverse Changes. There shall not have been any material adverse changes in the conditions, financial or otherwise, or business of the Surviving Corporation since the date hereof.

      10.3 Shareholder Approval. This agreement shall have been approved by the holders of a majority of the issued and outstanding shares of the stock of the Merging Corporation as required under the Business Corporation Act of the state of New Mexico.

      10.4 Dissenters' Rights. Prior to the approval of this agreement by the shareholders of the Merging Corporation, the Merging Corporation shall not have received written notice of intent to assert dissenters' rights and demand payment of fair value for shares by reason of this merger from the holders of more than five percent of the issued and outstanding shares of stock of the Merging Corporation.

      10.5 Opinion of Counsel for Surviving Corporation. The Merging Corporation shall receive an opinion, addressed to the Merging Corporation and the shareholders of the Merging Corporation, dated as of the date of the closing, of Surviving Corporation's Counsel, in form satisfactory to the Merging Corporation to the effect that:

      10.5.1 The Surviving Corporation and MSI are corporations duly organized, validly existing, and in good standing under the laws of the states of Texas and Delaware, respectively.

      10.5.2 The execution, delivery and performance of this agreement by the Surviving Corporation and MSI have been duly authorized by all requisite corporate action, and this agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Surviving Corporation and MSI in accordance with its terms.

      10.5.3 The shares of stock of MSI to be received by the shareholders of the Merging Corporation pursuant to this agreement have been validly authorized and issued and upon delivery will be fully paid and nonassessable.

      10.5.4 Except as may be specified in writing by such counsel, counsel does not know of any material default or any meritorious basis for any claim of such default of any litigation, proceeding, or governmental investigation which is pending or threatened against or relates to the Surviving Corporation or MSI, as the case may be, its property or business, or which seeks to restrain or obtain damages or other relief in connection with this agreement or the consummation of the merger.

SECTION 11. CONDITIONS TO OBLIGATIONS OF SURVIVING CORPORATION

      The obligation of the Surviving Corporation to consummate the merger is, at the option of the Surviving Corporation, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

      11.1 Representations and Performance. The representations and warranties made under this agreement by the Merging Corporation shall be true and correct in all material respects at the time of the closing, and the Merging Corporation shall have performed and complied with this agreement, covenants, and conditions required of the Merging Corporation by the closing under the terms of this agreement.

      11.2 Adverse Changes. There shall not have been any material adverse change in the conditions, financial or otherwise, or business of the Merging Corporation since the date hereof.

      11.3 Shareholder Approval. This agreement shall have been approved by the holders of a majority of the issued and outstanding shares of the stock of the Surviving Corporation as required under the Business Corporation Act of the state of Delaware.

      11.4 Dissenters' Rights. Prior to the approval of this agreement by the shareholders of the Surviving Corporation, the Surviving Corporation shall not have received written notice of intent to assert dissenters' rights and demand payment of fair value for shares by reason of this merger from the holders of more than five percent of the issued and outstanding shares of stock of the Surviving Corporation.

      11.5 Investment Representations. The shareholders of the Merging Corporation receiving stock of the Surviving Corporation in the merger shall execute and deliver to Surviving Corporation an investment representation certificate warranting and representing that the shareholder:

      11.5.1 Has sufficient knowledge and experience to evaluate the merits and risks of his or her investment in the shares of the Surviving Corporation.

      11.5.2 Has been provided with, or given reasonable access to, full and fair disclosure of all information material to his or her investment in the shares of the Surviving Corporation.

      11.5.3 Understands that no market is likely to exist for the shares of the Surviving Corporation and does not anticipate the need to sell the shares in the foreseeable future.

      11.5.4 Is acquiring the shares of the Surviving Corporation for the shareholder's own account for investment purposes only and not with a view to their distribution.

      11.5.5 Understands that the shares will not be registered under the Securities Act of 1933, as amended (Act), nor the securities law of any state, and accordingly these securities may not be offered, sold, pledged, hypothecated, or otherwise transferred or disposed of in the absence of registration or the availability of an exemption from registration under the Act and any applicable state securities law. The shareholder further understands that the Surviving Corporation is under no obligation to register the shares on behalf of the shareholder or to assist the shareholder in complying with an exemption from registration.

      11.5.6 Understands that the certificate for the shares of the Surviving Corporation will bear a legend that the shares shall not be offered, sold, pledged, hypothecated, or otherwise transferred or disposed of without registration under the Act and any applicable state securities law or an opinion of counsel or other evidence satisfactory to counsel for the Corporation that an exemption from such registrations is available.

      11.5.7 Is a resident of the state of New Mexico.

      11.6 Opinion of Counsel for Merging Corporation. The Surviving Corporation shall receive an opinion, addressed to the Surviving Corporation and dated as of the date of the closing, of Timothy L. Butler, Esq., in form satisfactory to the Surviving Corporation to the effect that:

      11.6.1 The Merging Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas and has the corporate power to own its property and to conduct its business as then being conducted.

      11.6.2 The execution, delivery, and performance of this agreement by Merging Corporation have been duly authorized by all requisite corporate action, and this agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Merging Corporation in accordance with its terms.

      11.6.3 The authorized, issued, and outstanding capital stock of the Merging Corporation is correctly set forth and described in Section 6.2 of this agreement. All of the issued and outstanding shares of the Merging Corporation are duly authorized, validly issued and outstanding, fully paid, and nonassessable.

      11.6.4 The execution and delivery of this agreement and the consummation of the merger do not conflict with, or result in a breach of, or constitute a default under, the Articles of Incorporation or bylaws of the Merging Corporation, or any agreement or instrument, of which such counsel has knowledge and to which the Merging Corporation is a party or by which it is bound.

      11.6.5 Except as may be specified in writing by such counsel, counsel does not know of any material default or any meritorious basis for any claim of such default of any litigation, proceeding, or governmental investigation which is pending or threatened against or relates to the Merging Corporation, its property or business, or which seeks to restrain or obtain damages or other relief in connection with this agreement or the consummation of the merger.

      11.6.6 Condition to Obligations of Both Corporations. The obligations of the Merging Corporation and the Surviving Corporation to consummate the merger are, at the option of either party, subject to the condition that, at the time of the closing, no suit, action, or other proceeding is pending or threatened before any court or other governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this agreement or the consummation of the merger.

      11.6.7 Hockaday License Status. Except as may be specified in writing by such counsel, counsel does not know of any material default or any meritorious basis for any claim of such default or any litigation, proceeding, or governmental investigation which is pending or threatened against Merging Corporation or relates to the enforceability, validity or in any way adversely affects the status of that certain Exclusive Patent License between Merging Corporation and Robert G. Hockaday, dated January 11, 1998.

SECTION 12. EXPENSES

      The Surviving Corporation and the Merging Corporation shall each bear their own expenses, including legal and accounting fees, incurred in connection with this transaction.

SECTION 13. INTENT

      It is the intent of the parties that the transaction contemplated by this agreement shall constitute a merger under the Business Corporation Acts of the states of Texas and New Mexico and qualify as a tax-free corporate reorganization within the meaning of IRC Section 368(a)(1)(A).

SECTION 14. MISCELLANEOUS PROVISIONS

      14.1 Time of Essence. Time is of the essence of this agreement.

      14.2 Commissions. Each of the parties represents to the other that, to the best of the party's knowledge, no person has right to a fee, commission, or other payment for services in connection with the merger. Each of the parties shall indemnify the other and hold the other harmless from any claim for any such fee, commission, or other payment arising out of the actual or purported act or agreement of the party.

      14.3 Binding Effect. The provisions of this agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

      14.4 Notice. Any notice or other communication required or permitted to be given under this agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

Merging Corporation:

Robert G. Hockaday, President
DKY, Inc.
3025 Arizona Ave.
Los Alamos, NM 87544

Surviving Corporation:

Marvin Maslow, Chairman
c/o Projectavision, Inc.
2 Penn Plaza Suite 640
New York, NY 10121

Bach & Associates
1 Rockefeller Plaza
New York, NY 10022
Attn: Scott Bach

Clifford Brandeis, Esq.
Zukerman, Gore & Brandeis
900 3rd Ave.
New York, NY 10009

All notices and other communications shall be deemed to be given at the expiration of three days after the date of mailing. The address of a party to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party.

      14.5 Litigation Expense. In the event of a default under this Agreement, the defaulting party shall reimburse the nondefaulting party or parties for all costs and expenses reasonably incurred by the nondefaulting party or parties in connection with the default, including without limitation attorney's fees. Additionally, in the event a suit or action is filed to enforce this agreement or with respect to this agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney's fees at the trial level and on appeal.

      14.6 Waiver. No waiver of any provision of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      14.7 Applicable Law. This agreement shall be governed by and shall be construed in accordance with the laws of the state of New York without reference to conflict of laws and may be enforced in any court of competent jurisdiction, the parties expressly consenting to venue and personal jurisdiction of the federal and state courts within the States of New Mexico and New York.

      14.8 Condition Precedent to Performance. Notwithstanding any other term or condition of this Agreement: (1) the parties hereto acknowledge that their respective performance under this Agreement is expressly contingent upon the written notification from Tamarack Storage Devices, Inc. regarding the consummation of each of (i) the Limited Offering of Grand Enterprises, Inc. as set forth in the Limited Offering Memorandum related thereto dated November 12, 1997, and (ii) the Agreement and Plan of Reorganization among Grand Enterprises, Inc., Grand Subsidiary, Inc. and Tamarack Storage Devices, Inc..

      14.9 Entire Agreement. This agreement constitutes the entire agreement between the parties pertaining to its subject matter, and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement shall be binding unless executed in writing by all parties.

      14.10 Counterparts. This Agreement may be executed simultaneously in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

DATED: 1/11/98


/s/ Marvin Maslow
--------------------------------
Tamarack Storage Devices, Inc.
By Marvin Maslow, Chairman/CEO


/s/ Marvin Maslow
--------------------------------
Manhattan Scientifics, Inc.
By Marvin Maslow, Chairman/CEO


/s/ Robert G. Hockaday
--------------------------------
DKY, Inc.
By Robert Hockaday, President